UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2011

Community Bank System, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York		13214
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On or about April 25, 2011, Community Bank System, Inc. (the “Company”) filed its Definitive Proxy Statement relating to its Annual Meeting of Shareholders to be held on May 25, 2011.  In connection with its Annual Meeting, the Company’s Board of Directors recommended a vote approving an amendment to its 2004 Long Term Incentive Compensation Program (the “Plan”) to increase the shares available for issuance under the Plan by 900,000 shares.

After mailing the Proxy Statement, the Company learned that a proxy advisory firm, Institutional Shareholder Services (“ISS”), did not recommend approval of the Plan due in part to certain language that ISS interprets as suggesting that the Plan permits the Company to reprice stock options or retroactive stock appreciation rights without shareholder approval.  Accordingly, ISS recommended a vote “AGAINST” the proposal to amend the Plan.

To clarify, and as stated in the Proxy Statement, the Company has not previously, and does not plan to, reprice stock options or retroactive stock appreciation rights without shareholder approval.  To alleviate any concern with this issue, the Company has decided to amend the Plan to clarify that options and retroactive stock appreciation rights may not be surrendered for cash or other awards without shareholder approval.  Accordingly, the Company is amending the Plan, subject to shareholder approval, to explicitly prohibit repricing by adding a new subsection (d) to Section 5 of the Plan with the following language:

(d)           Except in connection with a corporate transaction involving the Bank (including, without limitation, any stock dividend, distribution (whether in the form of cash, Common Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities, or similar transaction(s)), the Bank may not, without obtaining shareholder approval: (a) amend the terms of outstanding Option Rights or Retroactive Stock Appreciation Rights to reduce the exercise price of such outstanding Option Rights or Retroactive Stock Appreciation Rights; (b) cancel outstanding Option Rights or Retroactive Stock Appreciation Rights in exchange for Option Rights or Retroactive Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Option Rights or Retroactive Stock Appreciation Rights; or (c) cancel outstanding Option Rights or Retroactive Stock Appreciation Rights with an exercise price above the Market Value per Share in exchange for cash or other securities.

A copy of the Plan, as amended, is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Plan, as amended, will be presented for shareholder approval at the Company’s Annual Meeting of Shareholders.  Any vote “FOR” or “AGAINST” the Plan proposal using the proxy card previously made available by the Company to the shareholders of record of the Company or the voting instruction card made available to the beneficial owners by their broker, bank or another nominee will be counted as a vote “FOR” or “AGAINST” the Plan, as amended.  If any shareholder has already returned his or her properly executed proxy card or voted via the Internet or by telephone and would like to change his or her vote on any matter, such shareholder may revoke his or her proxy before it is voted at the Annual Meeting of Shareholders by submission of a proxy bearing a later date via the Internet, by telephone, by mail or by attending the Annual Meeting in person and casting a ballot or as otherwise described in the Company’s Proxy Statement.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibits No.	Description
10.1	2004 Long Term Incentive Compensation Plan Program, as to be amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

By: /s/ Mark E. Tryniski
Name: Mark E. Tryniski
Title: President and Chief Executive Officer

Dated:  May 12, 2011